UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 30, 2014

Olympic Steel, Inc.

(Exact name of registrant as specified in its charter)

Ohio	000-23320	34-1245650
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22901 Mill Creek Blvd. Suite 650 Highland Hills, OH	44122
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (216) 292-3800

 5096 Richmond Road, Bedford Heights, Ohio 44146

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 30, 2014 (the “Effective Date”), Olympic Steel, Inc. (the “Company”) and each of Messrs. Michael D. Siegal, the Company’s Chairman and Chief Executive Officer, and David A. Wolfort, the Company’s President and Chief Operating Officer, (collectively, the “Officers”), entered into an Amendment to Management Retention Agreement (the “Amendment”). The Officers (each of whom is a named executive officer of the Company) have been parties to individual Management Retention Agreements with the Company (the “MRA”) that generally provide for certain severance benefits for the Officers in the event of a change in control of the Company. Each Amendment amends the Officer’s MRA, effective as of the Effective Date, to eliminate the so-called “walk at will” provision in the MRA, which provision generally provides the Officer with the right, following a change in control of the Company, to terminate the Officer’s employment with the Company for any reason, or no reason, within the 12-month period commencing with the date of the change in control and still receive certain severance payments and benefits as provided for under the terms of the MRA. The amended MRAs will continue to generally provide for “double-trigger” severance benefits for the Officers, but will no longer permit “walk at will” benefits.

The MRAs for all other named executive officers have never contained “walk-at-will” provisions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLYMPIC STEEL, INC.

	By:	/s/ Richard T. Marabito
		Name:	Richard T. Marabito
		Title:	Chief Financial Officer

Date: December 31, 2014